SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2019

Alterola Biotech Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-156091	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 S Lemon Ave #4041, Walnut CA	91789
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 909-584-5853

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 27, 2019, the Company entered into an agreement to acquire Algae Energy Inc. (“Algae Energy”) from Affinity Health and Energy Limited (“AEB”). The agreement was amended in June 2019.

Algae Energy operates an algae production facility in Cumming, Georgia. Under the agreement, the Company shall pay $100,000 in cash as the purchase price for 100% of the shares of AEB.

The Company shall also acquire a license from AEB for algae production technology and intellectual property in North America. Under the agreement, the consideration for this license shall be the forgiveness of an amount equal to the balance of loans owed by AEB to Algae Energy. The balance of these loans is $500,000.

The agreements contains conditions to close, as follows:

  All necessary governmental and third party consents, authorizations and approvals;
  AEB obtaining shareholder approval for the transactions contemplated by the agreement;
  The parties entering into an exclusive sub-license agreement for the algae production technology and intellectual property;
  The parties entering into a standard form royalty agreement in respect of a 20% net royalty payable to AEB in respect of the sale and exploitation of human algae nutraceutical products in North America;
  The parties entering into a standard form royalty agreement in respect of a 2% net royalty payable to AEB on commercial sales and licensing of any new IP developed by Algae Energy post-closing which uses both the algae IP and any cannabis products;
  AEB obtaining a release of the Algae Energy shares from any security holder so the shares may be sold unencumbered;
  The Company and Algae Energy providing to AEB a full and final release on the loans made by Algae Energy to AEB; and
  The Company and Algae Energy providing to AEB a full and final release from any and all obligations relative to the contracts with Reliance Industries in India.

The agreement states that the transactions shall close by August 15, 2019 or a date mutually agreeable to the parties. Upon closing, the current officers and directors of the Company shall resign and nominees of AEB shall be appointed as officers and directors of the Company.

The agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate organization, capitalization, corporate authority, financial statements and compliance with applicable laws. The representations and warranties of each party set forth in the agreement were made solely for the benefit of the other parties to the agreement, and investors are not third-party beneficiaries of the agreement. In addition, such representations and warranties (a) are subject to materiality and other qualifications contained in the agreement, which may differ from what may be viewed as material by investors, (b) were made only as of the date of agreement or such other date as is specified in the agreement and (c) may have been included in the agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the agreement is included with this filing only to provide investors with information regarding the terms of the agreement, and not to provide investors with any other factual information regarding any of the parties or their respective businesses.

The foregoing description of the agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference.

2

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2019, the board of directors appointed Irving Aronson, Lalit Kumar, and Dheeraj Jain to our board of directors. In addition, the board appointed Irving Aronson as Chairman of the Board, Lalit Kumar as Chief Executive Officer, Dheeraj Jain as Chief Operating Officer. Peter Maddocks will step down as CEO, however he continues to serve as President, Chief Financial Officer and Corporate Secretary of the company.

Peter E. Maddocks, Chief Financial Officer, Aged 61, is a British Citizen residing in Chatham Kent, England, Peter is a Chartered Accountant who worked for KPMG before he entered the banking world as a financial controller with Citi Bank, ANZ, Abbey National and Grindlays, He spent several years in senior financial controllers position with Citi Bank Private Banking in London, as financial controller of Citi Bank Italy and South East Europe, based in Rome and with Citi Bank Venture Capitals emerging markets group. Over the past fifteen years has held directorships in several private and public companies traded in the USA and has served as Chief Executive officer of a London Stock Exchange “Alternative Investment Market Listed Company in the Mining and Oil and Gas sectors. Over the past twenty years has held directorships in several private and public companies traded in the USA and has served as Chief Executive officer of a London Stock Exchange “Alternative Investment Market Listed Company in the Mining and Oil and Gas sectors. Since 2005 or over the past ten years he has been a President and Chief Executive Officer of Tucumcari Exploration LLC, a Nevada Company engaged in ownership of a Natural Gas project in Tucumcari New Mexico. Since July 28th, 2014 to present date he has been Chairman of London Mining Finance Limited, a privately held company engaged in financing mining ventures. He is also a Director of two privately held property development companies named Regency Homes & Estates Limited and Royal Palace Cove Estates Limited. He is the Chairman of Golden Square Equity Partners Limited and Chairman of London Pharma Holdings Limited. He is He has served as Chief Executive Officer, President, Secretary and Director of Alterola Biotechnology Inc, since March 26th, 2018., he will step down as Chief Executive officer effective immediately, however he will continue to serve as Chief Financial officer, President and corporate secretary of the company.

Irving Aronson Aged 76, is our newly appointed Chairman

Irving Aronson aged 76, is a British citizen residing in London, United Kingdom, he has been Chairman of Millennium Energy Corp, a public company for the past 5 years, since March of 2014. He is originally from South Africa having qualified as a Certified Public Accountant in 1967. He was admitted as a Partner in the Accounting Firm of Schwarz Fine in December 1967. This was the largest South Arica firm of Accountants. The firm merged with Arthur Anderson in March 1980 and Mr. Aronson left the practice in 1981, when he moved to the United Kingdom.

Since 1981, he has carried out private equity and public merger and acquisition transactions for his down account in sectors such as Retail, Hotels, and Natural Resources. He also managed the private family office of leading South African families, who had all been clients of his accounting practice. In 1985, he founded the firm Sellar Morris Properties with Messrs. Irvine Sellar (developer of the Shard Building) and Mel Morris, which became one of the largest property development companies in the United Kingdom. He sold his interest in the firm in 1990.

Mr. Aronson has had extensive interests in the pharmaceutical Fields and assisted in the floatation of Zenith Laboratories Inc. in 1983, which subsequently was acquired by Ivax Inc., one of the largest generic pharmaceutical companies. He is currently the Chairman of Ivory Mint Holdings Corp., a BVI private Investment Company, which invests in the private and public sector in Gold mining, Coal mining and Oil and Gas companies, finances and provides funding and/or merging such companies with quoted public companies and placing equity to provide funding.

He is a graduated with Honors from Cape Town University in 1967.

Lalit Kumar, 40, is our newly appointed Chief Executive Officer, and Director, with immediate effect he was formerly the CEO of Sakthi Automotive Group. He brings several years of executive international experience working in India, Japan, China, Korea and the US. His expertise is in supply chain management and global purchasing at OEMs like GM, Honda and Bombardier. He obtained his MA from Delhi College of Engineering and his MBA from the Institute of Management Technology in Ghaziabad, India. He brings a strong operational, and manufacturing expertise to support the future growth of Alterola Biotech Inc. and he is working on initiatives to expand into the company into Europe, India, and China

Dheeraj Jain, aged 40, is our newly appointed Chief operating Officer and Director, He has previously held the post of Managing Director of Redcliffe Capital, focused on Leverage buyouts, M&A and Property Investments. He is also an active early stage investor and holds a robust portfolio of 35+ businesses mostly in India, Singapore and the USA. He previously held several posts at Nokia including CIO office, Markets Strategy and Global Finance for almost a decade. Before Nokia, he was a management consultant at Zensar Technologies (Fujitsu services JV) for British Gas, UBS, Cisco, amongst others. He is currently a guest lecturer at City University, London. Dheeraj holds a computer science degree from Delhi University, as well as an Executive MBA from Cass Business School, London. He brings a strong financial and operational expertise to the company that will support the future growth of Alterola Biotech Inc. he is based in the United Kingdom and will seek to expand its operations in the U.K., into Europe as well as into India where he has built a reputation as a successful venture capitalist.

Our newly-appointed officers and directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any written employment agreements or other formal compensation agreements with any of the officers and directors with the except for Peter E Maddocks who has an employment agreement for $120,000 per year. Compensation arrangements with our new officers and directors are the subject of ongoing discussion and we will make appropriate additional disclosures as they are further developed and formalized.

There are no family relationships between any of the foregoing appointees and any of our directors or executive officers.

3

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
2.1	Share Sale Agreement to acquire Algae Energy Inc., from Affinity Health and Energy Limited
2.2	Deed of Variation
99.1	Press Release

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterola Biotech, Inc.

/s/ Peter E. Maddocks

Peter E Maddocks

President and Chief Financial Officer

Date: August, 26, 2019

5